                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                    $207,000,000 6.854% Class A-1 Automobile
                            Receivables-Backed Notes
                     $92,000,000 7.15% Class A-2 Automobile
                            Receivables-Backed Notes
                     $301,000,000 7.30% Class A-3 Automobile
                            Receivables-Backed Notes
                      $64,583,000 7.51% Class M Automobile
                            Receivables-Backed Notes
                      $85,417,000 7.83% Class B Automobile
                            Receivables-Backed Notes


                             ARCADIA FINANCIAL LTD.
                        ARCADIA RECEIVABLES FINANCE CORP.

                 ASSOCIATES AUTOMOBILE RECEIVABLES TRUST 2000-1

                                PRICING AGREEMENT

                                                                   June 16, 2000

GOLDMAN, SACHS & CO.
85 Broad Street
New York, NY 10004

Ladies and Gentlemen:

         Arcadia Receivables Finance Corp., a Delaware corporation (the "Company"), and Arcadia Financial Ltd., a Minnesota corporation ("Arcadia Financial"), confirm their agreement with Goldman, Sachs & Co., Banc of America Securities LLC and Chase Securities Inc. (the "Underwriters") as follows:

         The Company, a wholly-owned subsidiary of Arcadia Financial, proposes to cause Associates Automobile Receivables Trust 2000-1 (the "Trust") to be created pursuant to the Trust Agreement (the "Trust Agreement"), dated as of June 1, 2000, between the Company, as seller and Wilmington Trust Company (the "Owner Trustee") and to cause the Trust to issue and sell to the Underwriters $207,000,000 principal amount of its 6.854% Class A-1 Automobile Receivables-Backed Notes (the "Class A-1 Notes"), $92,000,000 principal amount of its 7.15% Class A-2 Automobile Receivables-Backed Notes (the "Class A-2 Notes"), $301,000,000 principal amount of its 7.30% Class A-3 Automobile Receivables-Backed Notes (the "Class A-3 Notes"), $64,583,000 principal amount of its 7.51% Class M Automobile Receivables-Backed Notes (the "Class M Notes") and $85,417,000 principal amount of its 7.83% Class B Automobile

Receivables-Backed Notes (the "Class B Notes" and, together with the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class M Notes, the "Notes"), to be issued under the Indenture (the "Indenture"), dated as of June 1, 2000, between the Trust and Bank One, N.A., as Indenture Trustee (the "Indenture Trustee").

         The Notes will be collateralized by the Trust Property (as defined below). The Trust's assets (the "Trust Property") will include, among other things, a pool of retail installment sales contracts and promissory notes (the "Receivables") purchased from motor vehicle dealers by Arcadia Financial and secured by new and used automobiles and light trucks (the "Financed Vehicles"), certain monies paid or payable on the Receivables after May 31, 2000 (the "Cutoff Date") that are purchased by and conveyed to the Trust, such amounts as from time to time may be held in the Collection Account and certain other accounts established and maintained by the Servicer (as defined below) pursuant to the Sale and Servicing Agreement (as defined below) (including all investments in the Collection Account and such other accounts and all income from the investment of funds therein and proceeds thereof), an assignment of Arcadia Financial's security interests in the Financed Vehicles, an assignment of the right to receive proceeds from the exercise of rights against Dealers under agreements between Arcadia Financial and such Dealers and the assignment of rights in respect of each Receivable from the applicable Dealer to Arcadia Financial, an assignment of the right to receive the proceeds from claims on certain insurance policies covering the Financed Vehicles or the Obligors, an assignment of the rights of the Company under the Purchase Agreement (as defined below) and certain other rights, as more fully described under the Trust Agreement and the Sale and Servicing Agreement. In addition, the Trust Property will include monies on deposit in a reserve account (including all investments in such accounts and all income from the investment of funds therein and all proceeds thereof), the funds of which will be drawn upon to fund certain shortfalls in the Collection Account.

         The Receivables and the related Trust Property will be conveyed to the Company by Arcadia Financial pursuant to a purchase agreement, executed on or prior to the Closing Date, between the Company and Arcadia Financial (the "Purchase Agreement") and, on the Closing Date, will be purchased by the Trust from the Company pursuant to the Sale and Servicing Agreement (the "Sale and Servicing Agreement") dated June 1, 2000, among the Trust, the Company and Arcadia Financial, in its individual capacity and as servicer (the "Servicer"). Concurrently with the issuance of the Notes, (i) the Trust, the Indenture Trustee and Arcadia Financial, as Custodian (the "Custodian"), will enter into the Custodian Agreement (the "Custodian Agreement"), dated as of the Closing Date, pursuant to which the Custodian will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each Receivable and evidencing the security interest in the Financed Vehicle securing each Receivable (the "Receivable Files") and (ii) the Trust and Wilmington Trust Company (the "Administrator") will enter into the Administration Agreement (the "Administration Agreement"), dated as of June 1, 2000.

         The terms of the Notes are set forth in the Registration Statement and the related Prospectus dated June 16, 2000, as supplemented by a Prospectus Supplement dated the date hereof. The Underwriters, the Company and Arcadia Financial hereby agree that the only information furnished by the Underwriters for use in the Prospectus or Prospectus Supplement is information set forth in the second paragraph (regarding offering prices, concessions and discounts), the second sentence of the fourth paragraph (regarding market making) and the sixth, seventh and eighth paragraphs (regarding market making transactions) under the caption "Underwriting" in the Prospectus Supplement.

         All the provisions contained in the document entitled Associates Automobile Receivables Trusts Standard Provisions for Automobile Receivables-Backed Certificates and Automobile Receivables-Backed Notes (June
2000) (the "Standard Underwriting Terms"), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein.

         Capitalized terms used but not defined herein have the meanings assigned in the Standard Underwriting Terms or in the Sale and Servicing Agreement.

         In addition to the conditions to the Underwriters' obligations incorporated herein by reference from the Standard Underwriting Terms, the obligations of the Underwriters to purchase and pay for the Notes as provided herein shall be subject to (1) receipt of the opinion of Haynes & Boone, LLP, special Texas counsel for Arcadia Financial and the Company, dated the Closing Date and to the effect set forth in Section 5(j) and (k) of the Standard Underwriting Terms, (2) receipt on the closing date of an executed copy of the letter agreement in the form of Exhibit 1 hereto (the "Letter Agreement") from Associates Corporation of North America ("Associates"), (3) receipt of a letter from the Clayton Group, dated the Closing Date, in form and substance satisfactory to the Representatives and (4) receipt of the opinion of counsel to Associates, dated the Closing Date and to the effect that.

                  (a) Associates has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation;

                  (b) Associates has corporate power and authority to execute, deliver and perform the obligations to be performed by it, under the Letter Agreement;

                  (c) The Letter Agreement has been duly authorized, executed and delivered by Associates; and constitutes a valid and legally binding obligation of Associates, enforceable against Associates in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (d) There are no actions, proceedings or investigations pending, or to the knowledge of such counsel, threatened before any court, governmental, regulatory or administrative authority, agency, body or official or other tribunal (w) asserting the invalidity of the Letter Agreement, (x) seeking to prevent the consummation of any of the transactions contemplated by the Letter Agreement, or (y) that would, if determined adversely to Associates, materially and adversely affect the ability of Associates to perform its obligations under, or the validity or enforceability of, the Letter Agreement; and

                  (e) The execution, delivery and performance by Associates of the Letter Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, agreement or instrument known to such counsel to which Associates is a party or by which it is bound or to which any of the property of Associates is subject, the articles of incorporation or by-laws of Associates, the certificate of incorporation or by-laws of Associates, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over Associates or any of its properties; and no consent, approval, authorization or order of, or filing with, any court, governmental, regulatory or administrative authority, agency, body or official is required for the consummation of the transactions contemplated by the Letter Agreement.

         On the basis of the representations, warranties and agreements contained in this Pricing Agreement, but subject to the terms and conditions set forth in this Pricing Agreement, the Company agrees to cause the Trust to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Trust on the Closing Date the respective amounts of the Notes at the respective prices as set forth in Schedule A annexed hereto.

         The Underwriters and the Company agree that no Term Sheets have been or will be used in connection with the offering of the Notes.

         The Notes will be delivered by the Company to you at the office of Dorsey & Whitney LLP, 250 Park Avenue, New York, New York 10177 (or at such other location as you and the Company determine) at 10:00 a.m., New York time, on June 22, 2000 (or if the New York or American Stock Exchanges or commercial banks in The City of New York are not open on such day, the next day on which such exchanges and banks are open), or at such other time not later than eight full business days thereafter as you and the Company determine, such time being herein referred to as the "Closing Date".

         Each class of Notes so to be delivered will be represented by one or more definitive notes having an aggregate initial principal amount of $207,000,000 for the Class A-1 Notes, $92,000,000 for the Class A-2 Notes, $301,000,000 for the Class A-3 Notes, $64,583,000 for the Class M Notes and $85,417,000 for the Class B Notes in the case of notes sold in the United States, registered in the name of Cede & Co., as nominee for DTC. The Class A-1, Notes, Class A-2 Notes and Class A-3 Notes shall be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (S&P") and "Aaa" Moody's Investors Service, Inc, ("Moody's" and together with S&P, the "Rating Agencies"), the Class M Notes shall be rated "AA" by S&P and "Aa1" by Moody's and the Class B Notes shall be rated "A" by S&P and "A2" by Moody's.

         Notices to Goldman, Sachs & Co. should be sent to 85 Broad Street, New York, NY 10004, Attention: Jonathon Coblentz.

         If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between Arcadia Financial and the Company on the one hand and the Underwriters on the other.


                                Very truly yours,

                                ARCADIA FINANCIAL LTD.


                                By:   /s/  SCOTT W. McCARTHY
                                    --------------------------------
                                    Name:  Scott W. McCarthy
                                    Title: Senior Vice President

                                ARCADIA RECEIVABLES FINANCE CORP.


                                By:   /s/  SCOTT W. McCARTHY
                                    --------------------------------
                                    Name:  Scott W. McCarthy
                                    Title: Senior Vice President


ACCEPTED as of the date first above written:

GOLDMAN, SACHS & CO.

By: /s/ GOLDMAN, SACHS & CO.
   -------------------------------

Acting on behalf of itself and
as Representative of the several Underwriters

                                                                      Schedule A






Goldman, Sachs & Co.

                                Purchase Price               Principal Amount

                                           99.815000%        $69,000,000                  Class A-1 Notes
                                           99.766924%        $30,700,000                  Class A-2 Notes
                                           99.745102%        $100,400,000                 Class A-3 Notes
                                           99.704178%        $21,583,000                  Class M Notes
                                           99.637272%        $28,917,000                  Class B Notes


Banc of America Securities LLC

                                Purchase Price               Principal Amount
                                           99.815000%        $69,000,000                  Class A-1 Notes
                                           99.766924%        $30,650,000                  Class A-2 Notes
                                           99.745102%        $100,300,000                 Class A-3 Notes
                                           99.704178%        $21,500,000                  Class M Notes
                                           99.637272%        $28,250,000                  Class B Notes


Chase Securities Inc.

                                Purchase Price               Principal Amount
                                           99.815000%        $69,000,000                  Class A-1 Notes
                                           99.766924%        $30,650,000                  Class A-2 Notes
                                           99.745102%        $100,300,000                 Class A-3 Notes
                                           99.704178%        $21,500,000                  Class M Notes
                                           99.637272%        $28,250,000                  Class B Notes

                           [GOLDMAN SACHS LETTERHEAD]



                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that Goldman, Sachs & Co. does hereby make, constitute and appoint Jonathan Coblentz of 85 Broad Street, New York, New York its true and lawful attorney, to execute and deliver in its name and on its behalf, whether Goldman, Sachs & Co. is acting individually or as representative of others, in matters concerning the underwriting Associates Automobile Receivables Trust 2000-1 Securities, giving and granting unto said attorney-in-fact full power and authority to act in the premises as fully and to all intents and purposes as Goldman, Sachs & Co. might or could do if personally present by one of its partners, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

     We hereby acknowledge and declare that the said Jonathan Coblentz as attorney-in-fact for said firm, constituted by these presents, is hereby directed and authorized to sign such documents and any other instruments or papers necessary or proper in connection with the exercise of the powers conferred on him by these presents with the signature only of Goldman, Sachs & Co. and that the authorized signature of the name of our said firm, by our attorney-in-fact, is in the form and chirography as follows


                                             /s/ GOLDMAN, SACHS & CO.
                                             ----------------------------------

     IN WITNESS WHEREOF, the undersigned has duly subscribed these presents this 22nd day of June, 2000.

                                             /s/ GOLDMAN, SACHS & CO.
                                             ----------------------------------
                                             (Goldman, Sachs & Co.)

                                             By: /s/ [ILLEGIBLE]
                                                 ------------------------------
                                             Managing Director

                                                                       EXHIBIT 1

                                                                   June 16, 2000



Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004


Re: Pricing Agreement for Associates Automobile Receivables Trust 2000-1, dated June 16, 2000 (the "Pricing Agreement") among Arcadia Financial Ltd., Arcadia Receivables Finance Corp. and Goldman, Sachs & Co. on behalf of the underwriters specified therein (the "Underwriters").

Ladies and Gentlemen:

         Pursuant to the Pricing Agreement, each of Arcadia Financial Ltd. and Arcadia Receivables Finance Corp. (together, "Arcadia") has undertaken certain obligations to the Underwriters pursuant to the Pricing Agreement, including, without limitation, obligations for indemnification and the payment of expenses with respect to the Registration Statement and the Prospectus described in the Pricing Agreement. Any financial obligations of Arcadia under the Pricing Agreement, whether or not specifically enumerated in this paragraph, are hereinafter referred to as the "Joint and Several Obligations;" provided, however, that "Joint and Several Obligations" shall mean only the financial obligations of Arcadia under the Pricing Agreement (including the payment of money damages for a breach of any of Arcadia's obligations under the Pricing Agreement, whether financial or otherwise) but shall not include any obligations not relating to the payment of money.

         As a condition of its execution of the Pricing Agreement, the Underwriters have required the undersigned, Associates Corporation of North America ("Associates"), the parent corporation of Arcadia, to acknowledge its joint and several liability with Arcadia for the payment of the Joint and Several Obligations under the Pricing Agreement.

         Now, therefore, the Underwriters and Associates do hereby agree that:

1. Associates hereby agrees to be absolutely and unconditionally jointly and severally liable with Arcadia to the Underwriters for the payment of the Joint and Several Obligations under the Pricing Agreement.

2. Associates may honor its obligations hereunder either by direct payment of any Joint and Several Obligations or by causing any Joint and Several Obligations to be paid to the Underwriter by Arcadia or another affiliate of Associates.

         Capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the Pricing Agreement.

                                            Very truly yours,

                                            ASSOCIATES CORPORATION OF NORTH
                                            AMERICA


                                            By: /s/ SCOTT W. MCCARTHY
                                               ---------------------------------
                                               Name:  Scott W. McCarthy
                                               Title: Senior Vice President


GOLDMAN, SACHS & CO.


By: /s/ GOLDMAN, SACHS & CO.
   ------------------------------------


                                      -8-